Exhibit 10.2 Subscriber Acquisition Agreement dated December 11, 2003, between Sequiam Software, Inc. and Internet Junction Corporation.

                        SUBSCRIBER ACQUISITION AGREEMENT

This Subscriber Acquisition Agreement is effective as of December 11, 2003 between Internet Junction Corporation, and Sequiam Software, Inc.

As Seller, Sequiam Software, Inc. hereby sells and transfers to Internet Junction all remaining Internet Access accounts, including dial-up, DSL and ISDN. The preliminary database of customer accounts, numbers and service types are identified in the Attachment included with this agreement. Sequiam Software, Inc. has agreed to personally contact their customers to explain this arrangement with Internet Junction Corporation and to fully support their transition to Internet Junction for access services.

As Buyer, Internet Junction Corporation has offered one-time payments for each qualified customer on the following schedule:

Dialup Monthly Subscribers                $100
DSL Monthly Subscribers                   $125
ISDN Monthly Subscribers                  $120


Partial payment from Internet Junction Corporation in the amount of $2,000.00 will be made upon execution of this Agreement. Sequiam shall attach a current list of DSL customers to be converted to IJ as an attachment to this Agreement. ISDN and dial up customer information has already been given to Internet Junction.

Final payment per the above schedule shall be made at the time and for the Access Orlando customers who become active on Internet Junction's service.

To assist in an orderly transition, Sequiam Software, Inc. will forward email sent to subscribers of ao.net until a full transition has been effected.

Sequiam Software, Inc. agrees that, for a period of three years after the transition date the seller shall not provide Internet access services anywhere within the state of Florida except as caused by an acquisition of an existing business.

Both parties agree that all information, except as required by this agreement, shall be received in strict confidence and used only for the purposes of this agreement, and as required for documentation as a public company All communications shall be delivered, faxed or sent to the following:


If to Seller:            Sequiam Software, Inc.
                         300 Sunport Lane
                         Orlando, FL 32809
                         USA

If to Internet Junction: Eric Feinstein
                         Internet Junction Corporation
                         12807 W. Hillsborough Ave.
                         Tampa, FL 33615
                         USA
                         Cc: General Counsel


IN WITNESS WHEREOF, Internet Junction and Seller have each executed and delivered this agreement as of the date written above.


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                    INTERNET JUNCTION CORP:
                    -----------------------

                    By:_________________________
                    Title:________________________
                    Date:________________________

                    SELLER - SEQUIAM SOFTWARE, INC:
                    -------------------------------

                    By:_________________________
                    Title:________________________
                    Date:________________________


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